UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 11, 2010
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 1.01.                      Entry into a Material Definitive Agreement.

First Amendment to Lease

On August 11, 2010, Cutera, Inc. (“Cutera” or the “Company”) entered into the First Amendment to Lease (the “Amendment”) by and between the Company and BMR-Bayshore Boulevard LLC (“BMR-Bayshore,” as successor-in-interest to Gal-Brisbane, L.P. (the “Original Landlord”)) to amend the Brisbane Technology Park Lease dated August 5, 2003 by and between the Company and the Original Landlord (the “Lease”), pursuant to which Cutera leases its headquarters building located at 3240 Bayshore Boulevard, Brisbane, California.  The Amendment reduced the aggregate base rent of the previously remaining lease period from January 1, 2011 to December 31, 2013 by approximately $1.1 million and extended the Company’s lease commitment for an aggregate base rent of approximately $5.1 million relating to the additional term of forty-eight (48) months from January 1, 2014 through December 31, 2017.   The Amendment also addresses terms relating to condition of premises, broker and no default.  All other terms and provisions of the Lease remain in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

Date: September 7, 2010.	By:	/s/ RONALD J. SANTILLI
Ronald J. Santilli Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)